Exhibit 99.4
EXECUTION VERSION

AMENDMENT NO. 1 TO ASSIGNMENT AND LICENSE AGREEMENT AND ASSIGNMENT AGREEMENT
This Amendment No. 1 to the Assignment and License Agreement and Assignment Agreement (this “Amendment”) is made as of June 11, 2017 (the “Amendment Effective Date”), by and between Miramar Labs, Inc. (f/k/a Foundry Newco X, Inc.), a Delaware corporation (“Company” or “Miramar”), Sientra, Inc., a Delaware corporation (“Parent”), The Foundry, LLC, a Delaware limited liability company (“The Foundry”), and the individuals listed on Annex A (“Assignees”).
BACKGROUND
WHEREAS, Company and The Foundry, Inc., a Delaware corporation (“The Foundry Inc.”) entered into that certain Assignment and License Agreement effective as of December 31, 2008, as amended and/or clarified by certain letter agreements dated June 10 and 11, 2010 (collectively, the “License Agreement”), pursuant to which The Foundry Inc. assigned to Company certain Assigned Patents, Assigned Technology, and Related Documentation (each as defined therein);
WHEREAS, as of the date hereof and prior to the effectiveness of this Amendment, the Company has, with respect to the Company’s Contingent Net Sales of Covered Products (each as defined in the License Agreement), incurred an obligation to pay to The Foundry approximately $2,235,821.53, which obligation shall be satisfied in full by the payment of the Contingent Accrued Payment and the Foundry Holdback Amount, each pursuant to the terms of this Amendment;
WHEREAS, in connection with a liquidation and dissolution of The Foundry Inc.’s business, The Foundry Inc. and The Foundry entered into that certain Revised and Restated Assignment Agreement date December 31, 2008 (the “Assignment Agreement”), pursuant to which The Foundry Inc. assigned all of its rights and obligations under the License Agreement to The Foundry, and The Foundry agreed to pay Contingent Payments and Early Payments (each as defined in the License Agreement) to the Assignees, with each Assignee being entitled to a pro rata portion of such amounts (such pro rata portions, as set forth on Annex A across from each such Assignee’s name, the “Pro Rata Portions”);
WHEREAS, contemporaneously with the execution of this Amendment, Company, Parent and a wholly owned subsidiary of Parent (“Purchaser”) are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Purchaser (a) will launch a tender offer to acquire all of the outstanding shares of common stock of Company, and (b) will merge with and into Company, with Company surviving the merger as a subsidiary of Purchaser;
WHEREAS, in connection with the Merger Agreement, Company and Purchaser further anticipate entering into a Contingent Value Rights Agreement (“CVR Agreement”) pursuant to which Purchaser will agree to provide to holders of Company Common Stock the right to receive contingent cash payments;
WHEREAS, the parties now desire to amend the License Agreement and the Assignment Agreement, all on the terms and conditions set forth below; and

WHEREAS, contemporaneously with the execution of this Amendment, Parent and the Company are entering in an Omnibus Amendment to Subordinated Secured Convertible Promissory Notes (the “Note Amendment”) with the Investors (as defined therein) in order to amend that certain Note Purchase Agreement dated as of January 27, 2017.
NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
1.Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to them in the License Agreement, Assignment Agreement, Merger Agreement, CVR Agreement or Note Amendment, as applicable.
2.    Section 3.4 of the License Agreement is hereby deleted in its entirety and replaced with the following new Section 3.4 (which replacement shall be deemed an amendment to the Assignment Agreement to the extent any rights under such Assignment Agreement relate to Section 3.4 of the License Agreement):
3.4    Contingent Payments. In satisfaction of its obligation under Section 3.1 hereinabove, the Company agrees to pay The Foundry the following contingent payments:
(a)    Accrued Payments. With respect to the Company’s Contingent Net Sales of Covered Products prior to the Amendment Effective Date, the Company hereby agrees to pay The Foundry an aggregate fee equal to Seven Hundred Thirty Five Thousand Eight Hundred Twenty One Dollars and Fifty Three Cents ($735,821.53) (the “Contingent Accrued Payment”) in accordance with the provisions of Section 3.8(a)(i) (as provided below), subject to and contingent upon the occurrence of the Merger (as defined in the Merger Agreement) and the achievement of Milestone #1 (as defined in the CVR Agreement).
(b)    Future Payments. With respect to the Company’s Contingent Net Sales of Covered Products on and after the Amendment Effective Date, the Company hereby agrees to pay The Foundry quarterly non-refundable payments (“Contingent Royalty Payments”, and together with the Contingent Accrued Payment, “Contingent Payments”) equal to:
(i)    one and one-half percent (1.5%) of the Company’s Contingent Net Sales of Covered Products; and
(ii)    one and one-half percent (1.5%) of the Company’s Contingent Net Sales of Patented Products (“Patented Product Payment”);
in each case (i) and (ii) accordance with the provisions of Section 3.8(a)(ii) (as provided below).

For the avoidance of doubt, any payments which may be payable to The Foundry pursuant this Section 2 shall, after giving effect to the terms of the Assignment Agreement, be due and payable to the Assignees, with each Assignee being entitled to his, or her Pro Rata Portion of such amounts.
3.    Section 3.8(a) of the License Agreement is hereby deleted in its entirety and replaced with the following new Section 3.8(a) (which replacement shall be deemed an amendment to the Assignment Agreement to the extent any rights under such Assignment Agreement related to Section 3.8(a) of the License Agreement):
(a)Payment Dates. The Company shall, prior to the Settlement Date, pay to The Foundry all Contingent Payments as follows:
(i)    With respect to the Contingent Accrued Payment due under Section 3.4(a), within sixty (60) days of the Milestone Payment Date (as defined in the CVR Agreement) following the achievement of Milestone #1; provided that, upon the achievement of Milestone #1, the Company shall reserve an additional amount equal to One Million Five Hundred Thousand Dollars ($1,500,000.00) (the “Foundry Holdback Amount”), which:
(1)    in the event no Claim is delivered prior to the Closing Holdback Release Date in accordance with (and as each such term is defined in) Section 4, shall be due and payable to The Foundry in full; and
(2)    in the event any Claim is so timely delivered, such Foundry Holdback Amount shall be available to Parent and the Company as a source of recovery in respect of the indemnification obligations of The Foundry (to the extent such recovery is not fully satisfied from the Closing Holdback Amount, as defined in the Note Amendment in accordance with Section 4 hereof) and/or all or a portion thereof shall be payable to The Foundry, each in accordance with the terms of Section 4 hereof;
in each case, for the avoidance of doubt, with such amounts not becoming due and payable to The Foundry until the later of (A) the achievement of Milestone #1 and (B) the Closing Holdback Release Date (as defined below).
(ii)    With respect to any Contingent Royalty Payments due under Section 3.4(b), within sixty (60) days after the end of each calendar quarter of each year in which Covered Products or Patented Products are sold. For the purposes of this Section 3.8, the end of each calendar quarter shall take place on the following dates, respectively: March 31, June 30, September 30, and December 31.
For the avoidance of doubt, any payments which may be payable to The Foundry pursuant this Section 3 shall, after giving effect to the terms of the Assignment Agreement, be due and payable to the Assignees, with each Assignee being entitled to his, or her Pro Rata Portion of such amounts.
4.    Indemnification.
4.1    Subject to the terms of this Section 4, the Foundry Holdback Amount shall be available to indemnify, defend and hold harmless Parent, the Company and their officers, directors, agents and employees, and each Person (as defined in the Merger Agreement), if any, who controls or may control Parent within the meaning of the Securities Act of 1933, as amended (each of the foregoing being referred to individually as an “Indemnified Person” and collectively as “Indemnified Persons”) from and against a portion (such portion determined in accordance with Section 4.2) of the losses, liabilities, claims, damages, fees, costs and expenses, including costs of investigation, costs of defense and settlement and reasonable fees and expenses of lawyers, experts and other professionals (collectively, “Damages”) directly or indirectly arising out of or resulting from any Legal Proceeding (as defined in the Merger Agreement) brought by an equityholder or creditor of the Company in its capacity as such to the extent related to the negotiation, execution, consummation (or approval of the foregoing by the Company’s Board of Directors) of the Offer, the Merger, the Merger Agreement and the Transactions (as defined in the Merger Agreement), including, for the avoidance of doubt, (i) any indemnification of, or expenses advanced or reimbursed to, a director or officer of the Company in connection with any such Legal Proceeding and (ii) any appraisal actions under Section 262 of the Delaware General Corporation Law, as amended, by any holders of Company Common Stock (as defined in the Merger Agreement) (provided, for the avoidance of doubt, that Indemnifiable Damages shall not include any payment of the Offer Price made in respect of any Dissenting Shares (as defined in the Merger Agreement)) (any such Damages which are ultimately determined to be indemnifiable hereunder, “Indemnifiable Damages”).
4.2    Parent acknowledges and agrees that contemporaneous with the execution of this Amendment, Parent and the Company are entering in the Note Amendment (the “Note Amendment”) with the Investors (as defined therein) pursuant to which Parent has agreed to pay to the Investors amounts equal to One Million Dollars ($1,000,000) upon the Closing of the Merger (the “Closing Holdback Amount”) and Five Hundred Thousand Dollars ($500,000.00) (the “Milestone Holdback Amount”, collectively, the “Investor Holdback Amount”). The Milestone Holdback Amount shall be paid subject to substantially the same terms as the payment of the Foundry Holdback Amount, and which Closing Holdback Amount and Milestone Holdback Amount shall be subject to substantially the same indemnification terms as those set forth in this Section 4. It is the intent of the Parent and The Foundry that the Assignees (collectively) and the Investors (collectively) shall each be responsible for, and the Investor Holdback Amount and the Foundry Holdback Amount shall each be severally and not jointly available to indemnify and hold harmless the Indemnified Persons against, fifty percent (50%) of any Indemnifiable Damages. Notwithstanding the foregoing, the Assignees agree that to the extent at any point any Indemnifiable Damages are recoverable hereunder, and at such time Milestone #1 has not been achieved, then 100% of such Indemnifiable Damages may be recovered from the Closing Holdback Amount, to the extent available. To the extent at any point thereafter Milestone #1 is achieved, and the Closing Holdback Amount was not sufficient to fully satisfy all Indemnifiable Damages indemnifiable under this Amendment, the Indemnified Persons shall be entitled to recover such shortfall (i) first from the Foundry Holdback Amount, until the amount of such recovery equals $1,000,000 and (ii) second, fifty percent (50%) from the Foundry Holdback Amount and fifty percent (50%) from the Milestone Holdback Amount. In addition, to the extent, after the application of the foregoing provisions, the Investors have indemnified Parent for more than 50% of Indemnifiable Damages under this Amendment and the Note Amendment (in the aggregate), and Milestone #1 has been achieved, then the Assignees, or Parent on behalf of the Assignees, shall, in accordance with their

Pro Rata Portions, remit an amount from the Foundry Holdback Amount otherwise payable to the Assignees to the Investors (in accordance with their Pro Rata Portions under the Note Amendment) such that each of the Investors (in the aggregate) and the Assignees (in the aggregate) shall have received 50% of the aggregate amount of the Total Holdback Amount payable to all such parties. The Investors shall be deemed third party beneficiaries of the foregoing sentence with rights of enforcement.
4.3    In no event shall The Foundry or any Assignee have any direct liability to any Indemnified Person with respect to any Indemnifiable Damages, nor, other than in respect of the Foundry Holdback Amount pursuant to the terms of this Section 4, shall Parent, the Company or any other Indemnified Person be entitled to set off against any amounts otherwise payable to The Foundry or any Assignee under this Agreement or otherwise, including the Contingent Payments or the Contingent Accrued Payment (to the extent otherwise payable).
4.4    In order for any Indemnified Person to seek indemnification pursuant to this Section 4, Parent (on behalf of such any such Indemnified Person) shall, prior to the one (1) year anniversary of the consummation of the Merger (the “Closing Holdback Release Date”), provide the Assignee Representative a notice in writing (a “Claim Notice”) describing in reasonable detail the facts giving rise to any claim for indemnification hereunder (a “Claim”) and specifying in reasonable detail the amount of Damages paid, incurred, suffered or sustained in connection therewith, or the basis for any Damages anticipated to be so paid, incurred, suffered or sustain in connection therewith, which the Indemnified Persons reasonably believe constitute Indemnifiable Damages (such aggregate amount of Indemnifiable Damages described in all validly delivered Claim Notices, the “Claimed Damages”). After the giving of any Claim Notice pursuant hereto, the amount of the Claimed Damages to which an Indemnified Person is entitled under this Section 4 will be determined: (A) by the written agreement between the Indemnified Person and the Assignee Representative; (B) by a final judgment or decree of any court of competent jurisdiction; or (C) by any other means to which the Indemnified Person and the Assignee Representative shall agree. The judgment or decree of a court of competent jurisdiction will be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.
4.5    Contemporaneously with the payment of the Contingent Accrued Payment, if payable, the Company shall pay to each Assignee its Pro Rata Portion of (i) the Foundry Holdback Amount less (ii) all Claimed Damages which as of such time had been finally determined to be Indemnifiable Damages hereunder and which were recovered from the Foundry Holdback Amount less (iii) all Claimed Damages which as of such time remain subject to a final determination as to whether or not such Claimed Damages constitute Indemnifiable Damages and which would be recoverable from the Foundry Holdback Amount (taking into account the terms of Section 4.2) (the amount described in this subsection (iii), the “Retained Foundry Holdback Amount”). Following such time, to the extent any such pending Claim is finally resolved, as soon as practicable, but in no event more than ten (10) days, thereafter, the Company shall pay to each Assignee its Pro Rata Portion of that portion of the Retained Foundry Holdback Amount retained in respect of such Claim which was not finally determined to constitute Indemnifiable Damages recoverable from the Foundry Holdback Amount (taking into account the terms of Section 4.2).

4.6    Assignee Representative
4.6.1    By virtue of the execution and delivery of this Agreement, each Assignee shall be deemed to have agreed to appoint Hanson S. Gifford III as its agent and attorney-in-fact, as the Assignee Representative for and on behalf of the Assignees to give and receive notices and communications in respect of Claims under this Agreement, to authorize payment to any Indemnified Person from the Foundry Holdback Amount in satisfaction of any Claims, to object to such payments and to agree to, negotiate, enter into settlements and compromises of and comply with orders of courts with respect to any such Claims, in each case relating to this Agreement, and to take all other actions that are necessary or appropriate in the judgment of the Assignee Representative for the accomplishment of the foregoing. Such agency may be changed by the Assignees from time to time upon not less than thirty (30) days prior written notice to the Company; provided, however, that the Assignee Representative may not be removed unless Assignees holding a majority of the Pro Rata Portion agree to such removal and to the identity of the substituted agent.
4.6.2    A decision, act, consent or instruction of the Assignee Representative within the scope of this Section 4 shall constitute a decision of the Assignees and shall be final, binding and conclusive upon the Assignees and the Company may rely upon any such decision, act, consent or instruction of the Assignee Representative as being the decision, act, consent or instruction of the Assignees.
4.6.3    Parent and the Company hereby covenant and agree to provide the Assignee Representative with reasonable access, during normal business hours, to all applicable books, records and employees, and other applicable information in the custody or control of Parent or the Company in connection with or related to any Claim, the discharge of the Assignee Representative’s duties hereunder and the administration and resolution of any such Claim; provided that neither Parent nor the Company shall not be obligated to provide information or access to information to the extent that such provision or access would result in the loss of attorney-client privilege.
4.6.4    The Assignee Representative shall not be liable for any act done or omitted hereunder as Assignee Representative while acting in good faith. The Assignees shall indemnify the Assignee Representative and hold the Assignee Representative harmless against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses arising out of or in connection with the acceptance or administration of the Assignee Representative’s duties hereunder, including the fees and expenses of any legal counsel or experts retained by the Assignee Representative (“Assignee Representative Expenses”) in each case as such Assignee Representative Expense is suffered or incurred; provided, that in the event that any such Assignee Representative Expense is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Assignee Representative, the Assignee Representative will reimburse the Assignees the amount of such indemnified Assignee Representative Expense to the extent attributable to such gross negligence or willful misconduct. If not paid directly to the Assignee Representative by the Assignees, any such Assignee Representative Expenses may be recovered by the Assignee Representative from Foundry Holdback Amount.

5.    Parent hereby covenants and agrees to be bound by the terms of Section 6.11 of the CVR Agreement as though such obligations were set forth in this Amendment, mutatis mutandis. In addition, to the extent Parent provides any notice to the Rights Agent (as defined in the CVR Agreement) pursuant to Sections 2.4, Section 4.3 or otherwise, it shall simultaneously deliver a true and complete copy of such notice to the Assignee Representative.
6.    This Amendment shall be deemed effective upon the due execution and delivery of this Amendment by the Company and the Assignees; provided that, upon the termination of the Merger Agreement pursuant to Section 8.1 thereof, or the mutual written agreement of the Parent, the Company and Assignees who collectively represent more than 50% of the Pro Rata Portion prior to the closing of the Merger, this Agreement shall automatically terminate and be of no further force or effect, and the agreements set forth in this Amendment shall be deemed ineffective, retroactive to the date hereof, and the License Agreement and the Assignment Agreement shall be deemed to be remain in their original form without giving effect to any of the amendments set forth herein.
7.    Any provision of this Amendment may be amended, waived or modified only upon the written consent of the Parent, the Company and Assignees who collectively represent more than 50% of the Pro Rata Portion; provided, however, that any amendment, waiver or consent which may have a material adverse effect on an Assignee in a manner different from the effect of such amendment, waiver or consent on one or more other Assignees shall require the prior written consent of the affected Assignee.
8.    Except as otherwise expressly modified or amended hereby, all terms and conditions of the License Agreement and the Assignment Agreement shall remain in full force and effect as presently written, and the rights, duties, liabilities and obligations of the parties thereto, as presently constituted, will continue in full effect.
9.    This Amendment may be executed in counterparts, each of which when executed shall be deemed to be an original and both of which together shall constitute one and the same document. Signatures to this Amendment delivered by facsimile or similar electronic transmission (e.g., portable document format (PDF)) will be deemed binding as originals.

[Intentionally left blank; Signature page follows]

IN WITNESS WHEREOF, the parties have executed, or have caused their duly authorized representatives to execute, this Amendment effective as of the Amendment Effective Date.

MIRAMAR LABS, INC.

By:	/s/ R. Michael Kleine
Name:	R. Michael Kleine
Title:	President & CEO
Date:	June 11, 2017

THE FOUNDRY, LLC

By:	/s/ Mark Deem
Name:	Mark Deem
Title:	Managing Member
Date:	June 11, 2017

SIENTRA, INC.

By:	/s/ Charles Huiner
Name:	Charles Huiner
Title:	Chief Operating Officer
Date:	June 11, 2017

ASSIGNEES

/s/ Henry A. Plain Jr.
Henry A. Plain Jr.

K. Angela Macfarlane
K. Angela Macfarlane

/s/ Steven Kim
Steven Kim

/s/ Hanson S. Gifford III
Hanson S. Gifford III

/s/ Mark E. Deem
Mark E. Deem

/s/ Kara Leibig
Kara Leibig

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ANNEX A

Assignee	Pro Rata Portion
Henry A. Plain, Jr.	20.00%
K. Angela Macfarlane	11.50%
Steven Kim	10.00%
Hanson S. Gifford, III	31.00%
Mark E. Deem	22.82%
Kara Liebig	4.68%

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